Exhibit 10.11


                                AGREEMENT OF LEASE

      This Agreement of Lease, or "Lease" made this 15th day of July, 1996, by and between:

     LANDLORD: Lawrence County Economic Development Corporation, a corporation duly organized pursuant to the laws of the State of Ohio, (hereinafter referred to as "LANDLORD").

     TENANT: Cabletron Systems, Inc., a corporation duly organized pursuant to the laws of the State of Delaware, (hereinafter referred to as "TENANT").

                                  WITNESSETH:

      WHEREAS, it is in the intention of the LANDLORD to promote the creation of additional employment opportunities for the citizens of Southeastern Ohio; and

      WHEREAS, pursuant to mense agreements, the TENANT has agreed to create additional employment opportunities for the citizens of Southeastern Ohio subject to the LANDLORD leasing to TENANT the Leased Premises (hereinafter defined);

     NOW, THEREFORE, IN CONSIDERATION of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and the mutual promises contained herein, the parties agree as follows:

                                  DATA SHEET

      A. LEASED PREMISES. The land described in Exhibit A, attached hereto and made a part hereof, including all easements, rights, privileges and appurtenances thereunto belonging or pertaining, and all of the right, title and interest of LANDLORD therein, and in the streets and ways adjacent thereto, together with the buildings and other structures and other improvements now or hereafter to be erected upon the land, including, without limitation, the building to be erected in accordance with the Building Plans attached hereto as Exhibit B and made a part hereof (the "Building"), all machinery, fixtures and equipment forming or becoming attached to said buildings or other structures, including, but without limitation, sectional buildings, electric equipment, gas equipment, plumbing equipment, heating, air conditioning and ventilating equipment, elevators and escalators, awnings, screens, blinds, shades, cabinets, stoves, disposals, refrigerators, floor coverings, lifts, sprinkler equipment, incinerating equipment, fire alarm systems, trees, hardy shrubs and perennial flowers, and also including all materials stored on the land for incorporation into the improvements.

      As set forth in the description of the land contained in Exhibit A, the right to possession and quiet enjoyment by the TENANT of the land which is part of the Leased Premises is subject to the right of the LANDLORD and/or a representative of Allied- Signal Inc. to enter upon the land which is part of the Leased Premises during TENANT's daytime business hours and upon reasonable notice for the purposes of inspecting, examining, testing and performing any maintenance to the monitoring well situate on the land which is part of the Leased Premises, the presence and location of which is set forth in Exhibit A.

      B. TERM. The term of the Lease shall commence on the Commencement Date, as defined in, and as to be determined in accordance with, Article 3.B. of this Lease, and shall continue for seven (7) years (the "Initial Term") unless renewed and extended or unless sooner terminated in accordance with the terms of this Lease.

      TENANT shall have four (4) options to renew the term of this Lease, each option to be for three (3) year extension terms (each such extension term is hereinafter referred to as an "Extension Term").

      C. PERMITTED USE. Any purpose or use permitted by any governmental authority having jurisdiction acting under any present or future law, statute, or ordinance.

      D.  TOTAL MINIMUM ANNUAL RENT.  As set forth in Article 5 hereof.

ARTICLE 1. (PREMISES). LANDLORD hereby leases to TENANT, and TENANT hereby leases from LANDLORD, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Leased Premises.

ARTICLE 2. (COVENANT OF QUIET ENJOYMENT). LANDLORD hereby warrants that it, and no other person, corporation or entity has the right to lease the Leased Premises, and further, that so long as TENANT shall perform each and every covenant to be performed by TENANT hereunder, TENANT shall have peaceful and quiet possession of the Leased Premises without hindrance on the part of
LANDLORD, its authorized representatives, anyone under LANDLORD'S control, or anyone claiming by or through LANDLORD, subject only to the right of Allied-Signal Inc. to inspect, examine, test and maintain the monitoring well as described in Section A. of the Data Sheet.

ARTICLE 3.  (TERM).

      A. Term. The term of this Lease shall begin on the Commencement Date (as defined in and determined in accordance with Article 3.B.) and shall terminate (unless renewed or extended or sooner terminated in accordance with the terms hereof) upon the expiration of seven (7) years. (The word "term" shall mean the Initial Term and shall include all Extension Terms.)
     B. Commencement Date Pre-Conditions. The "Commencement Date" shall be the date which is five (5) days after the date upon which all of the following events shall have occurred:

            (i) Construction of the Building and all other improvements to the Leased Premises, including, without limitation, site work, landscaping, access roads, and parking areas, shall have been substantially completed as determined in accordance with Article 3.C. below, and all LANDLORD's Work, as set forth in
Article 10 hereof shall have been substantially completed in accordance with the "Building Plans" as set forth in Article 10 hereof. Notwithstanding the above, to the extent that LANDLORD is prevented from substantially completing landscaping by reason of weather, LANDLORD may cause the same to be accomplished after the Commencement Date and the same shall not be deemed a precondition to the Commencement Date.

            (ii) TENANT shall have received from LANDLORD's architect a certificate to the effect that the Leased Premises are substantially complete and that LANDLORD's Work, as set forth in Article 10 hereof, has been substantially completed in accordance with the Building Plans.

            (iii) The Leased Premises shall have been delivered to TENANT for TENANT's use, occupancy, and the completion of any TENANT improvements to be made to the Leased Premises.

            (iv) The LANDLORD's representative shall have delivered to TENANT (at TENANT's cost and expense) a policy of title insurance in accordance with
Article 31 hereof and LANDLORD shall have correctly certified to TENANT that all LANDLORD's representations and warranties of LANDLORD set forth herein are true and complete in all material respects.

            (v) Every certificate of occupancy or permit required by law to permit the Leased Premises to be used for their intended purposes in accordance with the terms of this Lease shall have been issued by the appropriate public authority, shall have been delivered to TENANT, and shall be in effect. The delivery of the required certificate(s) of occupancy or permit shall either be a delivery in hand, evidenced by a written receipt signed by TENANT, or a delivery by United States certified mail, postage prepaid, return receipt requested, to the TENANT evidenced by an appropriately endorsed return receipt showing delivery to the addressee. Notwithstanding the above, in the event that a final certificate of occupancy or permit cannot be issued solely by reason of work to be done by TENANT pursuant to the terms of this Lease, then this condition shall be deemed satisfied if TENANT is provided with a temporary certificate of occupancy or permit together with a certification from the applicable building authority and LANDLORD's architect to the effect that a permanent certificate of occupancy or permit shall be issued upon completion by TENANT of work to be performed by TENANT in accordance with the terms hereof.

      In no event shall the Commencement Date occur prior to April 1, 1997.

      C. "Substantial Completion" Defined. The Leased Premises and LANDLORD's Work shall be deemed "substantially completed" when all of LANDLORD's Work, as defined and set forth in Article 10 hereof, has sufficiently advanced to permit TENANT, upon completion of the Work to be performed by it hereunder, which shall include the Work set forth in Exhibit B-1 attached hereto and made a part hereof ("TENANT's Work"), and upon installation of TENANT's equipment, fixtures and inventory, to open the Leased Premises for business as intended by TENANT, and the only items to be completed by LANDLORD are of a so-called "punch list" nature which shall have no adverse impact upon the business operations of TENANT. In any case, however, LANDLORD's Work shall not be deemed substantially completed until:

            (a) the Building has been permanently connected with all necessary public utility lines and with municipal (or private) water and sewerage systems, meeting all applicable governmental requirements and all requirements as set forth in the Building Plans;

            (b) the roof, all exterior walls and all finished floors of the Building shall have been completed;

            (c) all heating, air conditioning, ventilating, lighting, sprinkler and plumbing fixtures and equipment (and all piping, wiring, duct work and other facilities required for the intended use of such fixtures and equipment, or required for the intended use of the water or sewage systems or of any utility serving the Building) shall have been installed and be capable of operating in accordance with applicable specifications;

            (d)   all   interior   painting   and  all  work   requiring
interior scaffolding in the Building shall have been completed;

            (e) all floors and doors in the Building shall be free and clear of all obstructions;

            (f) all entrances and openings into the Premises and the Building shall have been secured; and

            (g) all parking areas and interior roadways serving the Leased Premises as shown on the Building Plans shall have completed and access thereto shall be available from the public ways.

      D. Occupancy Prior To Commencement Date. TENANT shall accept possession and take occupancy of the manufacturing sections of the Leased Premises designated in Exhibit B at such time prior to the Commencement Date as those sections have been substantially completed, but in no event earlier than the later of the following: (i) March 1, 1997; and (ii) such time as the LANDLORD's architect certifies to TENANT that the remainder of LANDLORD's Work at the Leased Premises shall be substantially completed within thirty (30) days. During such period after TENANT accepts possession and takes occupancy of such section and prior to the Commencement Date, TENANT shall pay a pro rata portion of the Minimum Annual Rent at the rates set forth in Article 5 (as the same may be adjusted in accordance therewith) based upon the ratio that the number of square feet of the Leased Premises with respect to which possession has been accepted bears to the total square footage of the Leased Premises to be built. The period between the date of such possession and the Commencement Date is hereinafter referred to as the "Pre-Commencement Date Occupancy Period".

     E. Construction Self-Help. TENANT shall, from time to time after taking possession of the Leased Premises, submit to LANDLORD punch lists setting forth all items which remain incomplete or which require correction or which are defective of which TENANT is then aware. LANDLORD shall, prior to payment of retainage to its contractor(s), which in any event shall not be until all punch list items submitted by LANDLORD within thirty (30) days of the Commencement Date have been corrected, promptly cause to be repaired, replaced, or completed any of such items set forth in such punch lists. After such time as LANDLORD has paid the retainage to its contractor(s), LANDLORD shall assign all construction warranties to TENANT and shall cooperate with TENANT in causing the contractor(s) to correct any defective items.

     In the event that LANDLORD shall fail to fully complete all such punch list items within thirty (30) days after receipt of any such punch list from TENANT (or if any such work shall reasonably require more than thirty (30) days to complete, LANDLORD shall fail to commence the same within said thirty (30) day period and shall not be diligently prosecuting the same to completion), then TENANT shall have the right to complete the same and to reimburse itself for all costs and liabilities incurred (together with interest thereon at the Interest Rate as hereinafter defined), and in doing so, by withholding the amount of such costs, liabilities and interest from the next due and succeeding installment(s) of Minimum Annual Rent and any other payments to be made to LANDLORD hereunder on a cumulative basis, as such installment(s) and other payments come due, until TENANT has been fully reimbursed.

      The Interest Rate as used in this Lease shall be the Prime Rate of interest then being quoted in the Wall Street Journal, as the same may change from time to time, plus two percent (2%).

     F. Notice of Lease; Commencement Date Agreement. LANDLORD and TENANT shall, upon execution hereof, execute a recordable notice or memorandum of this Lease. The notice shall contain such information as either party may request, except the rent and other charges payable by TENANT, and shall include a recordable copy of Exhibit A, which shall be furnished by LANDLORD. After the Commencement Date, TENANT shall execute and deliver to LANDLORD counterpart copies of a recordable instrument setting forth the Commencement Date, and LANDLORD, not more than sixty (60) days following receipt of those copies from TENANT, shall execute, deliver and redeliver to TENANT all such counterpart copies except one
(1) to be retained by LANDLORD. In no event shall the entire Lease be recorded.

      G. Extensions to Term. TENANT shall have the right to extend this Lease and the term hereunder for four (4) Extension Terms. Each Extension Term shall be for three (3) years, on the same terms and conditions and provisions as the original term hereof, except the rate of rental shall be adjusted as provided in
Article 5. Each Extension Term shall commence immediately after the end of the Initial Term or the preceding Extension Term, as the case may be. Unless the TENANT shall notify the LANDLORD in writing of its intention not to extend this Lease at least ninety (90) days prior to the termination of the Initial Term, or any Extension Term, as the case may be, then the TENANT shall be deemed to have exercised its right to extend this Lease for the next Extension Term.

ARTICLE 4. (USE). TENANT shall at all times conduct its business in a reputable manner and in accordance with law and will not conduct its business within the Leased Premises contrary to any law, statute, regulation or ordinance. The Leased Premises shall not be used in such manner, that in accordance with any requirement of law or of any public authority, LANDLORD shall be obliged on account of the purpose of manner of said use to make any addition or alteration to the land or to the Building or improvements comprising the Leased Premises.

ARTICLE 5. (RENT). TENANT covenants and agrees to pay to LANDLORD at the address set out in the heading of this Lease, or at such other place as LANDLORD may designate in writing to TENANT, rental at the rates and times set forth below.

     A. Minimum Annual Rent During The Initial Term. Minimum Annual Rent during each of the first six (6) years of the Initial Term of this Lease shall be Five Dollars Eighty Cents ($5.80) per square foot of Building annually, or Six Hundred Ninety Six Thousand Dollars ($696,000.00) annually, payable monthly, in advance, in installments of Fifty Eight Thousand Dollars ($58,000.00), on the day of each month which is the same day as the Commencement Date, adjusted as set forth in Article 5.B. below. During the seventh (7th) year of the Initial Term, Minimum Annual Rent shall be Three Dollars Ninety Cents ($3.90) per square foot of Building annually, or Four Hundred Sixty Eight Thousand Dollars ($468,000.00) annually, payable monthly, in installments of Thirty Nine Thousand Dollars ($39,000.00) on the day of each month which is the same day as the Commencement Date, adjusted as set forth in Article 5.B.

B. Adjustments To Minimum Annual Rent During The Initial Term. The LANDLORD has represented that the acquisition of the Leased Premises and the construction of improvements to the Leased Premises are to be financed by it as follows:

            (i) An interim construction loan of Four Million Five Hundred Thousand Dollars ($4,500,000.00) at an interest rate of Seven and Seventy Five One Hundredths Percent (7.75%) for twelve (12) months (the "Construction Loan"). The Construction Loan is to be paid down to approximately One Million Four Hundred Thousand Dollars ($1,400,000.00) at the time of receipt of permanent financing described below and thereafter interest shall be payable at Seven and Seventy Five One Hundredths Percent (7.75%) amortized over approximately nine
(9) years (the "Bank Loan").

            (ii) A State 166 loan in the amount of Two Million Three Hundred Thousand Dollars ($2,300,000.00) for a term of approximately seven (7) years amortized over a period of approximately six (6) years with an interest rate of Zero Percent (0%) for the first year, One Percent (1%) the second year, Two Percent (2%) the third year, Three Percent (3%) the fourth year, and Four
Percent (4%) the fifth and sixth years of the amortization period (the "State 166 Loan").

            (iii) A CDBG loan in the amount of Two Hundred Twenty Eight Thousand Dollars ($228,000.00) at Three Percent (3%) interest over a term of six (6) years with a one (1) year deferral of interest and principal (the "CDBG Loan"). The Bank Loan, the CDBG Loan, the State 166 Loan, and the Construction Loan are hereinafter referred to as the "Loans".

            (iv) A State 412 Grant in the amount of Three Hundred Thousand Dollars ($300,000.00), an ARC Grant in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), and a Grant from CDBG in the amount of Two Hundred Seventy Two Thousand Dollars ($272,000.00) (the "Grants").

      The Minimum Annual Rent as set forth in Article 5.A. above during the Initial Term has been based upon the "Assumptions To Cabletron Building Projections ("Assumption Sheet") and accompanying Ten (10) year Annual Cash Flow Projections ("Cash Flow Projections") dated July , 1996, provided by LANDLORD and attached hereto as Schedule 1 and made a part hereof. At least five (5) days prior to the Commencement Date, LANDLORD shall provide to TENANT a statement certified by LANDLORD as true and accurate, setting forth:
            (a) actual project costs incurred itemized as set forth in item Number 9 of the Assumption Sheet and providing adequate backup detail to allow TENANT to review each expenditure made;

            (b) actual amounts of grants and loans received together with the payment terms and interest rates;

            (c) a loan payment schedule to be attached to this Lease as Schedule 2 showing payment dates of interest and principal under the Loans;

            (d) revisions to Schedule 1, if any, which LANDLORD and TENANT have agreed upon.

LANDLORD shall provide TENANT with the opportunity to audit from time to time all transactions and payments related to the project to determine actual costs thereof upon five (5) days written notice from TENANT, and any items that TENANT's audit accurately discloses as not properly includable in such project costs shall be removed therefrom for the purposes of determining rental or the amount of the purchase price of the Leased Premises under this Lease.

      To the extent that (A) the actual costs (including contingencies) incurred by LANDLORD for any of the items listed in item Number 9 of the Assumption Sheet are less than as stated in such item Number 9, or (B) the original principal amounts or interest rates for any of the Loans are less than as stated in
Schedule 1 or Schedule 2, or (C) the amount of the Grants are greater than as set forth in Schedule 1, or (D) timing of payment of the amounts of interest or project cost payments result in a net benefit to LANDLORD as compared to the projections shown in Schedules 1 or 2, or (E) any Elective Changes are made by TENANT to construction of the improvements in accordance with Article 10 hereof which result in an agreed upon decrease in project costs as set forth in
Schedule 1, then, at TENANT's option to be provided by LANDLORD in writing within thirty (30) days after the amounts of such charges have been delivered, either

                  (x) The Minimum Annual Rent during the first six (6) years of the Initial Term shall remain at Six Hundred Ninety Six Thousand Dollars ($696,000.00) per annum and during the seventh (7th) year of the Initial Term at Four Hundred Sixty Eight Thousand Dollars ($468,000.00) per annum, as set forth above, as it otherwise may be adjusted pursuant hereto and all savings and increased cash flow from that shown on Schedule 2 shall be applied to reduce the principal amounts of the Loans (payment first to be made on the Bank Loan to the extent that the same is permissible), such that the cash on hand at the beginning of each Lease Year as shown in Schedule 1 shall be no greater than as shown on the Cash Flow Projection, or

                  (y) The Minimum Annual Rent shall be reduced to such amount as is necessary to reduce the principal balances of the Loans at the same times and dates as would exist had they been paid down in accordance with Schedules 1 and 2, such that the cash on hand at the beginning of each Lease Year as shown in
Schedule 1 shall be no greater than as shown on the Cash Flow Projection.

      To the extent that (i) any Elective Changes are made by TENANT to the construction of the improvements in accordance with Article 10 hereof, and to the extent that such Elective Changes result in an agreed upon increase in the project costs as set forth in Schedule 1, or (ii) any other changes are made to the project which are approved in advance by TENANT (both as to nature and amount) and which do not result from LANDLORD's negligence or failure to properly insure, such excess costs shall be funded by the Bank Loan, and the Minimum Annual Rent shall be increased to such amount as is necessary to reduce the principal balance of the Bank Loan to the same amount as would exist at the end of the Initial Term as set forth in Schedules 1 and 2.

      C. Initial Payment of Minimum Annual Rent. Contemporaneous with the execution of this Lease, TENANT shall deposit into a certificate of deposit or interest bearing money market account, with a lending institution acceptable to LANDLORD and TENANT which shall act as an escrow agent, the sum of One Million Dollars ($1,000,000.00). Such sum, together with interest earned thereon, shall be held in escrow by the escrow agent and shall be released from such escrow only upon the TENANT providing such escrow agent with a certificate signed by the President, Treasurer, or Secretary of TENANT stating that the Leased Premises are substantially complete and that a Certificate of Occupancy has been issued and that the Commencement Date has occurred. All interest earned prior to the Commencement Date shall be used by LANDLORD to pay project costs as set forth in Schedule 1. The One Million Dollar ($1,000,000.00) amount shall be treated, as between LANDLORD and TENANT, as prepaid Minimum Annual Rent, provided, however, that the same shall be held in an interest bearing account and the same shall be utilized by LANDLORD solely to pay down the Loans as shown on the Cash Flow Projection. TENANT shall not be required to make further payments of Minimum Annual Rent during the term until the full amount of such advance payment, plus interest earned after the Commencement Date, has been amortized against payments of Minimum Annual Rent required under the Lease. LANDLORD shall, on a quarterly basis, provide TENANT with a statement of interest earned on the advance payment of rent.

      In the event that TENANT terminates this Lease as elsewhere provided herein, then upon receipt of a written certificate from the President, Treasurer, or Secretary of TENANT, stating that the Lease has been terminated by TENANT, such escrow agent or LANDLORD shall return such One Million Dollars ($1,000,000.00) or any remaining balance thereof, plus interest earned thereon, to TENANT, and LANDLORD shall have no rights therein.

      D. Minimum Annual Rent During Extension Terms. During each of the Extension Terms, Minimum Annual Rent shall be equal to Two Hundred Forty Thousand Dollars ($240,000.00) per year, payable in monthly installments of Twenty Thousand Dollars ($20,000.00).

      E. Representations of LANDLORD. LANDLORD represents and warrants that all revenue generated from payments by TENANT or other sources hereunder shall be utilized to reduce the balance of and pay any interest payable under the Loans and that no cash on hand in excess of amounts set forth in Schedules 1 and 2 shall be retained by LANDLORD, that the Loans have no prepayment penalties except as disclosed in Schedules 1 and 2, that no financing other than that set forth in Schedules 1 and 2 shall be obtained in connection with the Leased Premises, that no mortgages or other liens shall be placed upon the Leased Premises other than to secure the Loans, that all amounts due under the Loans shall be paid promptly when due, that funds representing actual cash on hand as shown in Schedule 1 shall be segregated in an interest bearing account, all interest to be treated as cash in hand, and that cash generated from payments due under this Lease shall not be utilized other than to make payments under the Loans.

     F. Tax on Rentals. The TENANT shall pay, as additional rent, before any fine, penalty, interest or cost may be added thereto for nonpayment, any tax that may be levied, assessed or imposed upon or measured by the rents reserved hereunder, or upon a commercial lease by any governmental authority acting under any present or future law, excluding any tax that may be payable upon the income of LANDLORD.

     G. No Set Off. TENANT covenants to pay all rents when due and, except as expressly permitted to the contrary hereunder, without any set off, deduction or demand whatsoever. Any monies paid or expenses incurred by LANDLORD to correct violations of any of the TENANT'S obligations hereunder shall constitute additional rent. Any additional rent provided for in this Lease becomes due with the next installment of Minimum Annual Rent due after receipt of notice by TENANT of such additional rent from LANDLORD. Rentals and statements required of TENANT shall be paid or delivered to LANDLORD at the place designated for notices to LANDLORD. If any payment of rent or additional rent due hereunder is received by LANDLORD more than ten (10) days after written notice that it has not been paid, then LANDLORD may, in addition to any other remedies LANDLORD may have for late payment of rent, assess a late charge in the amount of five percent (5%) of the late payment plus reasonable costs and expenses incurred by LANDLORD in collecting such late rental.

ARTICLE 6. (TAXES). TENANT shall pay to LANDLORD, upon written notice from LANDLORD or, at TENANT's option directly to the appropriate taxing authority, as additional rent, all real estate taxes levied against the land and Building of the Leased Premises during the term hereof. For purposes of this Article, "real estate taxes" shall include payments for special assessments which legally benefit the property, excluding any special assessments arising in connection with the initial construction of the improvements to the Leased Premises. If special assessments are imposed on the property during any portion of the term or any option term, LANDLORD shall elect, or TENANT may elect, to pay any such special assessments over the longest possible period not to exceed the length of the then current term of the Lease and all periods for which options have theretofore been exercised.

      TENANT may, at TENANT'S option and expense, contest any such taxes. LANDLORD shall, if required, cooperate with TENANT in such contest. If LANDLORD so desires, and with written approval of TENANT, LANDLORD may contest any taxes not contested by TENANT. Any tax savings resulting from any such contest shall be passed on to TENANT. If either LANDLORD or TENANT elects to contest the taxes, any costs and fees incurred in such contest shall be the responsibility of said party and all refunds, net of such costs and expenses which shall be repaid to the party incurring the same, shall belong to TENANT.

     For the Tax Year (as hereinafter defined) in which this Lease commences or terminates, the provisions of this Article shall apply, but TENANT'S liability for any taxes for such year shall be subject to a pro rata adjustment, based upon the amount of time within said Tax Year during which the Term occurs.

      Nothing herein or in this Lease otherwise contained shall require or be construed to require TENANT to pay any inheritance, estate, succession, transfer, gift, franchise, income, or profit taxes that are or may be imposed upon LANDLORD, its successor or assigns unless the same are imposed by the taxing authorities in substitution for real estate taxes, in which case such taxes shall be paid as if the same were taxes pursuant to the terms hereof.

     For the  purpose of this  Lease,  the term "Tax Year" shall mean the twelve
(12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Leased Premises.

ARTICLE 7. (LEASE YEAR). The term "Lease Year" as used in this Lease shall mean the period of twelve (12) consecutive full calendar months, with the first Lease year beginning on the date of Commencement Date of this Lease as set forth in
Article 3 hereof. Each succeeding Lease year shall commence upon the anniversary date of the Commencement Date of the first Lease Year.

ARTICLE 8. (MAINTENANCE). After such time as all contractors defects have been remedied in accordance with Article 3, TENANT agrees to make all repairs (including replacements and alterations where necessary) necessary to keep the exterior, structure, and interior of the Leased Premises in good order, repair and condition, excluding, however, any items which are the responsibility of LANDLORD to correct owing to their delivery in defective condition, incompleteness, or failure to comply with the Building Plans. The exterior and structure shall include (without limitation) each of the following:

            (i)   the outside walls and exterior faces thereof;

            (ii)  the roof and all roof covering and components;

            (iii) the foundations and floor slab;

            (iv)  the gutters, downspouts and roof drain systems;

            (v) the marquees and the light fixtures (and the bulbs therefor) which are attached to, or a part of the marquees;

            (vi)  all structural members;

            (vii) all wiring, plumbing, pipes, conduits and other water, sewerage, utility and sprinkler fixtures and equipment (including, without limitation, all connections with and components of any private sewage system) serving the Leased Premises which are located within the Leased Premises; and

            (viii) window frames and window sashes.

     TENANT agrees to keep the Leased Premises in good repair and to keep the same in good order, and in a clean, sanitary and safe condition in accordance with the laws of Ohio and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost of TENANT.

     LANDLORD shall assign to TENANT the benefit of all guarantees and warranties applicable to the Leased Premises, including initial construction warranties and guaranties. LANDLORD represents and warrants that construction warranties and guaranties as set forth in Exhibit B-2 attached hereto and made a part hereof shall be received by LANDLORD in connection with its construction of the improvements. LANDLORD agrees that it shall have included in all construction contracts relating to the Leased Premises or the Building to which LANDLORD is a party, a provision to the effect that any and all rights and remedies of LANDLORD, as owner, under any such contract, relating to the quality of construction, may be assigned to TENANT and are intended to be assigned to and for the benefit of TENANT. LANDLORD further agrees to take all reasonable actions as may be necessary or appropriate to aid TENANT in enforcing any of such rights or remedies.

     It is expressly understood that except as set forth in this Lease, that LANDLORD shall have no obligation to make any repairs or replacements whatsoever to the Leased Premises.

     TENANT will promptly notify LANDLORD of any material damage to the Leased Premises. LANDLORD shall have the right to inspect the nature, character and extent thereof, and TENANT shall timely repair the same at its expense to prevent further damage to the Leased Premises. If TENANT shall fail to commence repairs hereunder and diligently pursue the same within thirty (30) days, of receipt of notice to repair received from LANDLORD, LANDLORD may make the same and TENANT agrees to pay, as additional rent, the cost thereof to LANDLORD plus Interest on such costs, upon LANDLORD'S demand therefor.

ARTICLE 9. (UTILITIES). TENANT shall be solely responsible for promptly paying all charges for heat, water, sewer, gas, electricity or any other utility used or consumed in the Leased Premises during the Term.

ARTICLE 10.  (CONSTRUCTION).

      A. Landlord's Work. LANDLORD has prepared complete working drawings and specifications (the "Building Plans") which are attached hereto as Exhibit
B. and made a part hereof. LANDLORD shall cause to be done all work set forth in the Building Plans except work specifically designated as work to be done by TENANT ("LANDLORD's Work").

      LANDLORD warrants that Building Plans shall conform to applicable governmental requirements (including, without limitation, all applicable federal, state and local laws relating to "architectural barriers" affecting the physically handicapped and to all environmental protection and zoning laws); and to sound and generally accepted engineering practices as applied to the site conditions.

     The Building Plans have been submitted to TENANT for its approval, and TENANT has approved the same.

     Neither TENANT's approval of the Building Plans nor any inspection TENANT may make of LANDLORD's Work shall relieve LANDLORD of its obligations to design and perform LANDLORD's Work in accordance with the requirements stated in this Article, and LANDLORD shall make all changes required to cure LANDLORD's failure to discharge those obligations. LANDLORD shall be solely responsible for both the cost of and any delay resulting from any correction in LANDLORD's Work performed in accordance with the Building Plans, which correction is required by any governmental authority having jurisdiction.

     TENANT may require changes ("Elective Changes"), in the Building Plans and construction work after TENANT's final approval thereof, other than those which may become necessary. If any Elective Changes made by TENANT shall result in a net increase or decrease in the cost of LANDLORD's Work, then the amount of such net increase or decrease shall result in an increase or decrease in the Minimum Annual Rent payable in accordance with Article 5 hereof. All such Changes, whether Elective or otherwise, shall be submitted by written "change order" signed by TENANT, it being understood and agreed that TENANT shall not be required to accept and/or pay for any work deviating from the Building Plans which is not covered by a proper "change order" or pay more for such work than is stated in such "change order". Increased or reduced amounts payable on account of any Elective Change required by TENANT shall be agreed upon between LANDLORD and TENANT in advance before any such change is effectuated. Such increased or decreased costs shall be certified to by LANDLORD's architect or engineer or contractor. On TENANT's written request therefor, LANDLORD shall deliver to TENANT reasonably satisfactory evidence substantiating in detail the changes in the cost of LANDLORD's Work resulting from TENANT'S Elective Changes.

     B. Construction. LANDLORD shall begin LANDLORD's Work on or prior to August 1, 1996, ("Starting Date") and shall diligently prosecute the completion of LANDLORD's Work on all business days and weekends, as necessary, without interruption, in a good and workmanlike manner, using first quality material, in accordance with the Building Plans (as they may be changed, as provided above) and with applicable governmental requirements. LANDLORD's Work shall be fully completed no later than April 1, 1997 ("Completion Date").

      LANDLORD agrees that it shall cause to be constructed the Building and common areas serving the same in accordance with the Building Plans. LANDLORD shall not allow any changes or revisions of the Building Plans without the consent of TENANT.

      C. TENANT's Work. TENANT's Work shall include only the work described in Exhibit B-1. Exhibit B-1 shall be updated to include TENANT's Building plans when the same have been prepared. Prior to delivery of possession, LANDLORD shall, on such date(s) as it may deem consistent with good construction practice, make the Premises available to TENANT for the performance of TENANT's Work by TENANT prerequisite to the opening of its business or for the moving of fixtures or equipment owned by TENANT into the Leased Premises. TENANT agrees that with respect to such activities and work during such period, it will (i) not damage, delay or interfere with the prosecution or completion of any work being performed by LANDLORD; (ii) comply with all procedures and regulations prescribed by LANDLORD from time to time for coordination of such work and activities with any work being performed by LANDLORD; and (iii) have in full force and effect comprehensive general liability insurance as called for in
Article 18 hereof satisfactory to LANDLORD.

     D. TENANT's Termination Rights. If LANDLORD has not begun LANDLORD's Work by the Starting Date, TENANT shall have the right to terminate this Lease at any time thereafter, but before LANDLORD begins LANDLORD's Work. If LANDLORD has not completed LANDLORD's Work by July 1, 1997, for any reason whatsoever, TENANT shall have the right to terminate this Lease at any time thereafter, but before LANDLORD's Work has been completed. TENANT's termination rights shall be exercised by written notice to LANDLORD, and upon the giving of such notice the One Million Dollars ($1,000,000.00) sum plus interest in the escrow account described in Article 5 hereof shall be returned to TENANT upon certification to the escrow agent by TENANT of its termination of this Lease, and all obligations and liabilities of the parties under this Lease shall cease and terminate.

     E. Entry and Inspection by TENANT. During the course of construction TENANT shall appoint representative(s) who shall be on site on a daily basis and who shall have the right to enter the Leased Premises to inspect and monitor LANDLORD'S Work and the progress thereof, to approve changes therein, and to install TENANT's fixtures, equipment and inventory, and for purposes incidental thereto. TENANT shall provide LANDLORD with a listing of persons who are authorized to approve changes to LANDLORD's Work.

     F. Alterations and Decoration. TENANT shall have the right, from time to time, to redecorate the Leased Premises, to add or remove windows, doors, doorways and loading docks and to make such other interior and/or exterior, structural and/or nonstructural installations, erections, changes, modifications and alterations in, on or to such parts of the Leased Premises (and the roof and walls) as TENANT shall deem expedient or desirable for its purposes, provided such installations, erections, alterations and changes shall not impair the structural soundness of the Building. TENANT shall not, however, make any structural change to the Building which will result in a change in the area of the Leased Premises (except minor changes resulting from the construction of additional loading docks and doorways) without first having obtained LANDLORD's written consent thereto, which LANDLORD agrees shall not unreasonably be withheld or delayed. Within a reasonable time before beginning any work affecting the structure of the Building, TENANT shall submit complete working drawings and specifications therefor to LANDLORD for its approval, which approval shall not be unreasonably withheld or delayed. All salvage from any such work shall belong to TENANT, but all permanent improvements (except as otherwise provided herein) shall belong to LANDLORD and become a part of the realty. LANDLORD agrees that during the term hereof, it shall not make any alterations or additions to the Premises without obtaining the prior written consent of TENANT.
ARTICLE 11.  (INSURANCE).

      A. Liability Insurance. Effective upon the Commencement Date or such earlier time as possession of the Leased Premises or any portion thereof is delivered to TENANT, TENANT shall maintain with respect to the Premises (or the portions thereof which are occupied by TENANT) and its activities thereon or therefrom broad form comprehensive general liability insurance with minimum limits of liability of at least Five Million Dollars ($5,000,000.00). TENANT shall deliver a certificate of such insurance to LANDLORD upon the commencement of the term and continuing evidence of such coverage annually. Such insurance policy shall be in a form reasonably satisfactory to LANDLORD and shall be placed with a company qualified to do business in the location of the Leased Premises and which is reasonably acceptable to LANDLORD, and shall provide the same cannot be canceled without at least thirty (30)days prior written notice to LANDLORD.

     Renewal insurance certificates shall be provided to LANDLORD not less than thirty (30) days preceding the expiration of the prior policy.

     B. Personal Property Insurance. TENANT shall carry, with respect to its personal property, fixtures and equipment upon and its leasehold improvements to the Premises, insurance against fire and such other insurance and coverages as may be required by law or be dictated by prudent business practices.

     C.     Worker's   Compensation   Insurance.   TENANT   shall  carry
worker's compensation insurance covering all its employees, and if TENANT shall contract with any independent contractor for the furnishing of labor, materials or services to TENANT.

     D. Limits. The limits and nature of insurance hereinabove provided may, from time to time, be increased and expanded so as to provide comparable protection subject to conditions existing from time to time as determined by LANDLORD and TENANT. No insurance shall be required to be carried by TENANT hereunder until the Commencement Date shall have occurred except with respect to the making of its improvements in the Leased Premises.

     E. Fire Or Casualty. On and after the Commencement Date, TENANT shall maintain with respect to Building fire insurance (with "special coverage" or "all risk" endorsements including "differences in conditions") in an amount not less than the full replacement cost thereof naming LANDLORD and TENANT as insureds. For the purposes of this Article the Leased Premises shall be deemed to include, without limitation, improvements to the realty which may, from time to time, be made (whether by TENANT or others), such as painting, light fixtures, floor coverings, partitions, and signs, to the extent the same are customarily insurable as a part of the realty and covered by TENANT'S fire insurance. The proceeds of such insurance shall be applied in accordance with
Article 16 hereof.

     F. Waiver of Subrogation. LANDLORD and TENANT agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage or payment from responsible insurance companies doing business in the State of Ohio) with respect to any property loss which is covered by insurance then being carried by LANDLORD or TENANT, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom, unless the same would invalidate or prevent payment under said policies of insurance.

ARTICLE 12.  (INDEMNITY).

      A. TENANT's Indemnity. After delivery of the Leased Premises or any portion thereof to TENANT, TENANT will indemnify LANDLORD and save it harmless and defend it from and against any and all claims, actions, damages, liability, losses and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by TENANT of the Leased Premises, or any part thereof, or occasioned wholly or in part by any act or omission of TENANT, its agents, contractors and their employees, employees, servants, lessees or concessionaires, except to the extent that the same (i) results from the negligence or wrongful act of LANDLORD or its servants, agents, contractors, or invitees or (ii) related to the existence of Hazardous Waste (as defined below) on the Premises or adjoining premises prior to the Commencement Date, or
(iii) the same occurs in a portion of the Premises not yet delivered to TENANT or as a result of construction activities being conducted by LANDLORD.

      B. Hazardous Waste Indemnity. TENANT hereby indemnifies and agrees to defend, protect and hold LANDLORD, its employees or agents, harmless from and against any and all losses, liabilities, fines, charges, damages, injuries, penalties, response costs, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the LANDLORD including, without limitation, the costs of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, remedial or other required plan and all reasonable costs and expenses incurred by LANDLORD in connection therewith, including, but not limited to, reasonable attorneys' fees for, with respect to the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Material (as hereinafter defined) from or on the Leased Premises after TENANT takes possession of the same as a result of the actions of TENANT or its servants, agents, or subcontractors, except to the extent that the same results from Hazardous Waste present on the Leased Premises or adjoining premises prior to the time TENANT has taken possession of the same (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material).

      LANDLORD hereby indemnifies and agrees to defend, protect and hold TENANT, its employees or agents, harmless from and against any and all losses, liabilities, fines, charges, damages, injuries, penalties, response costs, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the TENANT including, without limitation, the costs of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, remedial or other required plans and all reasonable costs and expenses incurred by TENANT in connection therewith, including, but not limited to, reasonable attorneys' fees for, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any Hazardous Material (as hereinafter defined) from or on the Leased Premises occurring prior to TENANT taking possession of the Leased Premises or resulting from the negligence of LANDLORD, its agents, servants, or subcontractors (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material).

      For purposes herein, the term "Hazardous Material" means and includes any flammable explosives, oil, radioactive materials, or hazardous, toxic or dangerous waste, substance or related material included, but not limited to, substance defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act as amended, 42 U.S.C.
Section 9601, et seq.; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

ARTICLE 13. (MECHANIC'S LIENS). TENANT and LANDLORD agree to promptly pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to, in, at, or about the Leased Premises, or furnished to their respective agents, employees, contractors or subcontractors, which may be secured, by any mechanics, materialman, suppliers or other type of lien against the Leased Premises. In the event any such or similar lien shall be filed, the party responsible therefor shall within twenty-four (24) hours of receipt of notice thereof, give notice to the other party of such lien, and shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due the lien claimant.

     However, LANDLORD or TENANT may in good faith contest such lien provided that within such ten (10) day period, TENANT or LANDLORD provides the other with a surety bond protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed as a lien.

ARTICLE 14. (ASSIGNMENT OR SUBLETTING). TENANT shall and agrees not to sell, assign, mortgage, pledge, franchise or in any manner transfer this Lease within six (6) years of the commencement of this Lease, and thereafter, shall not do so without the previous written consent of the LANDLORD, in each instance first obtained, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, TENANT may at any time sublease all or portions of the Building or the Leased Premises for a term not to exceed the balance of the term hereof plus extensions thereof theretofore duly exercised by TENANT, and TENANT may assign the lease in connection with a merger, consolidation, sale of all or substantially all of the assets or stock of TENANT, or the like, or to a subsidiary or to an affiliate of TENANT. Consent by LANDLORD to one assignment of this Lease or to one sale, mortgage, pledge or other transfer, including licensing or the grant of a concession, shall not be a waiver of LANDLORD's right under this Article as to any subsequent similar action. Notwithstanding any assignment or subletting, TENANT shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. This prohibition includes any subletting or assignment which would otherwise occur by operation of law.

      Notwithstanding anything herein contained to the contrary, unless otherwise agreed at any time by the relevant State Authority funding the applicable Grant described in Article 5 B. (iv), should TENANT assign its interest in this Lease to a party other than to (i) a subsidiary or affiliate or
(ii) a party to a merger, consolidation, or sale of all or substantially all of the assets of stock of TENANT, which has not agreed to directly assume the obligations undertaken by TENANT with respect to the creation of employment opportunities, then the amount of each such Grant shall be treated as being amortized over ten (10) years on a straight line basis from the date of such Grant, and any unamortized portion thereof at the time of such assignment shall be payable to the City of Ironton, Ohio within thirty (30) days after such assignment.

     LANDLORD'S rights to assign this Lease are and shall remain unqualified. Upon any sale of the Leased Premises and provided the purchaser assumes all obligations under this Lease, LANDLORD shall thereupon be entirely freed of all obligations of the LANDLORD hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance, except that any covenant or obligation of LANDLORD hereunder affecting land owned or payment of Loans or cash flow shall continue. Upon the sale or other transfer of LANDLORD'S interest in this Lease, TENANT agrees to recognize and attorn to such transferee as LANDLORD, and TENANT further agrees to execute and deliver a recordable instrument setting forth the provisions of this paragraph. In the event of any such transfer by LANDLORD, TENANT may, at its election, arrange to pay its rent directly to the holders of the Loans to ensure that the same are reduced in accordance with Schedules 1 and 2 hereof.

ARTICLE 15.  (EMINENT DOMAIN).

      A. Taking Resulting In Termination Of Lease. If at any time during the term of this Lease or any extension thereof the whole or substantially all of the Leased Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between the LANDLORD and those authorized to exercise such right in lieu of such taking, this Lease and the term hereby granted, shall terminate and expire on the date of such taking, and the Minimum Annual Rent and additional rent and all other charges herein reserved and provided to be paid by TENANT shall be appropriately adjusted and apportioned and paid to the date of such taking.

      In the event of a taking of a portion of the Leased Premises, TENANT shall have the right to terminate this Lease effective as of the date of the taking by giving the other in writing notice of such termination within thirty (30) days after TENANT receives notice of the taking if:

            (i) As a result of the taking the Leased Premises are deprivedo of access from the public road serving the same; or

            (ii) Such part of the Building or parking areas are taken as would render the balance of said Building or parking areas, after restoration, unsuitable in TENANT's reasonable judgment for the proper operation of its business.

      Upon any termination under the provisions of this Article 15, the Minimum Annual Rent, additional rent, and all other sums to be paid by TENANT shall be appropriately adjusted and apportioned and paid to the date of such taking.

      In the event a taking results in the termination of this Lease pursuant to the applicable provisions, then TENANT may exercise its option to purchase hereunder (on or after September 1, 1998) at any time within one hundred eighty
(180) days prior to such taking, and in such event, the net proceeds of any award or awards, after the payment of all expenses incurred in the recovery thereof, shall be distributed to TENANT. If TENANT does not purchase, then the net proceeds of any award shall be distributed as follows:

            (i) By paying to the holders of the Loans an amount equal to the unpaid balance of the Loans plus interest after payment by LANDLORD and application against the Loans of all cash on hand generated from this Lease in excess of the product of Twenty Five Thousand Dollars ($25,000.00) and the number of full Lease Years from the Commencement Date through the date of termination which is or should have been in the possession of LANDLORD at such time in accordance with Schedules 1 and 2;

            (ii) Unless otherwise agreed by the relevant State Authority funding the applicable Grant, by paying to the City of Ironton, Ohio the unamortized portion of any such Grant at the time of termination (such Grant being treated as being amortized over ten (10) years on a straight line basis from the date of such Grant); and

            (iii)  Any balance remaining shall be payable to TENANT.

      In such event, any prepaid rental shall be returned to TENANT and LANDLORD shall be permitted to retain any amounts of cash on hand in its possession generated from this Lease up to an amount equal to the product of Twenty Five Thousand Dollars ($25,000.00) and the number of full Lease Years from the Commencement Date to the date of termination.

      B. Taking Not Resulting In Termination Of Lease. If only a portion of the Leased Premises is taken and this Lease is not terminated pursuant to the applicable provisions of this Article 15, then this Lease shall continue in full force and effect with respect to that part of the Leased Premises not so taken, without any effect upon the term of this Lease or any diminution of TENANT'S obligations thereunder except for the reduction in Minimum Annual Rent hereinafter provided.

      The net proceeds of any award or awards, after the payment of all expenses incurred in the recovery thereof shall be distributed in the following order of priority:

            (i) First to LANDLORD and shall be used by LANDLORD so far as is necessary in restoring the Building and other improvements constructed by LANDLORD pursuant to this Lease;

            (ii) To TENANT  and shall be used by TENANT so far as  necessary  in
restoring   TENANT's   improvements  to  the  Building  and  other  improvements
constructed by TENANT pursuant to this Lease;

            (iii) Any balance shall be used to reduce the principal balance of the Loans, and to the extent that there is any excess, it shall be payable to TENANT.

      From the date of the taking and until completion of such restoration, TENANT shall be entitled to a fair and proportionate abatement of the Minimum Annual Rent according to the extent to which there has been interference with its operation of its business. Upon completion of such restoration, the Minimum Annual Rent thereafter payable shall be reduced equitably and proportionately, based upon the extent to which TENANT's use of the Leased Premises has been affected and the amount that the principal balance of the Loans has been reduced, such that the balance of the Loans shall amortize to the amounts set forth in Schedule 2 at the conclusion of the Initial Term.

ARTICLE 16. (DESTRUCTION). If the Leased Premises shall be partially damaged by any casualty insurable under the insurance policy paid for by the TENANT pursuant to the terms hereof, TENANT shall, upon receipt of the insurance proceeds and except as provided below, promptly repair the same (including any repairs to TENANT's improvements made hereunder). If the Leased Premises (a) by reason of such occurrence are rendered wholly untenantable or (b) are damaged as a result of a risk which is not covered by insurance or (c) are destroyed or damaged to the extent of at least Thirty Five Percent (35%), Twenty Five Percent (25%), or Fifteen Percent (15%) of the total cost of replacing the Leased Premises, during the third-last, second-last, or last year, respectively of the Initial Term or of any Extension Term hereof, or (d) are at any time damaged to the extent of Sixty Percent (60%) or more of the then monetary value thereof, then or in any of such events, TENANT may elect to cancel this Lease by notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire.

      In the event that this Lease is terminated by TENANT pursuant to the terms hereof, the insurance proceeds shall be payable in the following order or priority:

            (i) By paying to the holders of the Loans an amount equal to the unpaid balance of the Loans plus interest after payment by LANDLORD and application against the Loans of any cash on hand generated from this Lease which is in LANDLORD's possession or which should be in LANDLORD's possession in accordance with Schedules 1 or 2 in excess of the product of Twenty Five Thousand Dollars ($25,000.00) and the number of full Lease Years from the Commencement Date through the date of termination;

            (ii) Unless otherwise agreed by the relevant State Authority funding the applicable Grant, by paying to the City of Ironton, Ohio the unamortized portion of any such Grant at the time of termination (such Grant being treated as being amortized over ten (10) years on a straight line basis from the date of such Grant); and

            (iii)  Any balance remaining shall be payable to TENANT.

      In such event, any prepaid rental shall be returned to TENANT and LANDLORD shall be permitted to retain any amounts of cash on hand in its possession generated from this Lease up to an amount equal to the product of Twenty Five Thousand Dollars ($25,000.00) and the number of full Lease Years from the Commencement Date to the date of termination.

      If at any time during the term, the whole or any part of the Leased Premises shall be destroyed or damaged by fire or other casualty, then in each such case the rent and the other charges payable by TENANT shall be abated in an amount which reflects the nature and extent of the injury to the business conducted in the Leased Premises at the time of the destruction or damage and to which the Leased Premises have been thereby rendered unfit for their intended purposes, as well as the extent to which the Leased Premises have thereby been rendered unfit for the conduct of such business and the amount that the principal balance of the Loans has been reduced, such that the balance of the Loans shall amortize to the amounts set forth in Schedule 2 at the conclusion of the Initial Term. Such abatement shall come into effect on the date on which the destruction or damage occurred and shall continue in effect until LANDLORD has restored the Leased Premises to then prior condition, and for any further period of time which TENANT, in the exercise of reasonable diligence, may require to open the restored portion of the Leased Premises for business in normal manner or, if this Lease is terminated because of the destruction or damage, until the termination date.

ARTICLE 17. (SURRENDER OF PREMISES). This Lease shall terminate at the end of the Initial Term hereof, or any Extension Term hereof, and TENANT hereby waives notice to vacate the Leased Premises and agrees that LANDLORD shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given. For the period of six (6) months prior to the expiration of the Initial Term or any Extension Term (provided the option for the next Extension Term has not been exercised), LANDLORD shall have the right to display on the exterior of the Leased Premises in any window or doorway thereof, the customary sign "For Rent" and during such period LANDLORD may show the Leased Premises and all parts thereof to prospective tenants during normal business hours.

     On the last day of the term, as the same may be extended, or on the sooner termination thereof, TENANT shall peaceably surrender the Leased Premises in good order, condition and repair, broom clean, fire and other unavoidable casualty and reasonable wear and tear only excepted. TENANT shall, at is expense, remove its trade fixtures, equipment, and signs from the Leased Premises and any property not removed on the last day of the term shall be deemed abandoned. Any abandoned fixtures or property of TENANT may be removed by LANDLORD, the cost of which shall be charged to TENANT as additional rent. Any damages caused by TENANT in the removal of such items shall be repaired at the TENANT'S expense. All alterations, additions, improvements and fixtures (other than TENANT'S signs, trade fixtures, and equipment) which shall have been made or installed by either LANDLORD or TENANT upon the Leased Premises and all hard surface bonded or adhesively affixed flooring, shall remain upon and be surrendered with Leased Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease and shall then become property of LANDLORD. If the Leased Premises be not so surrendered, TENANT shall indemnify LANDLORD against loss, liability or expense resulting from delay by TENANT in so surrendering the Leased Premises, or failure to leave the Leased Premises in the condition required hereunder including, but not limited to, claims made by any succeeding tenant founded upon such delay. TENANT shall promptly surrender all keys to the Leased Premises to LANDLORD at the place then fixed for payment of rent and shall inform LANDLORD of combinations on any locks and safes on the Leased Premises.

ARTICLE 18.  (DEFAULT).  The following shall be Events of Default hereunder:

      A. A default in the payment, when due, of any rent, whether additional or Minimum which exists ten (10) days after TENANT's receipt of written notice from LANDLORD that the same shall be due.

      B. A default in the performance of any of TENANT'S obligations under this Lease other than those set forth in paragraph (a) above which exists thirty (30) days, and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot be reasonable cured within thirty (30) days, after the TENANT shall have received written notice from the LANDLORD of such default; provided, however, that nothing contained herein shall be construed as precluding the LANDLORD from having such remedy as may be and become necessary in order to preserve the LANDLORD'S rights and the interests of the LANDLORD in the Leased Premises and in this Lease, even before the expiration of the grace period provided for in this paragraph, if, under the particular circumstances then existing, the allowance of such grace or the giving of such notice would prejudice or endanger the rights and estate of the LANDLORD in this Lease and in the Leased Premises.

     So long as any Event of Default shall exist, then LANDLORD, in addition to, and not in limitation of, any and all other rights or remedies available to it by law, shall have the right, without notice to terminate this Lease and to reenter upon the Leased Premises (with or without process of law where the default consists of nonpayment of rent, the TENANT hereby waiving any demand for possession of the Leased Premises). TENANT covenants and agrees that upon such termination, TENANT will surrender and deliver up the Leased Premises peaceably to LANDLORD, or the agent or attorney for the LANDLORD, immediately upon such termination. TENANT covenants, in case of any termination by reason of an Event of Default by TENANT hereunder, to pay LANDLORD all costs of enforcing its rights under this Lease (including, without limitation, reasonable attorneys' fees and expenses), and loss of rent during the then current term. LANDLORD agrees to utilize reasonable efforts to relet the Leased Premises in the event of such termination.

ARTICLE 19. (HOLDING OVER). In the event TENANT remains in possession of the Leased Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying the Leased Premises as a tenant at will at one and one quarter (1.25) times the Minimum Annual Rent last in effect, subject to all the conditions, provisions and obligations of this Lease insofar as the same can be applicable to a tenancy at will, cancelable by either party upon thirty (30) days written notice to the other.

ARTICLE 20. (INSPECTION). TENANT will permit LANDLORD, its agents, employees and contractors to enter all parts of the Leased Premises to inspect the same and to enforce or carry out any provision of this Lease upon forty-eight (48) hours written notice to TENANT, or immediately in case of an emergency.

ARTICLE 21. (NON-WAIVER). No reference to any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled either at law or in equity.

     Either party's failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver of relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

ARTICLE 22. (SUBORDINATION). LANDLORD reserves the right to subject and subordinate this Lease to the lien of any mortgage or mortgage(s) hereinafter placed against LANDLORD'S interest in said Leased Premises to secure the Loans in amounts no greater than as set forth in Schedules 1 and 2. TENANT covenants and agrees to execute and deliver upon demand of LANDLORD, its successors and assigns, at any time during the term hereof, such further instruments and certificates subordinating this Lease to a lien of any mortgage securing the Loans, provided that all such instruments, of subordination shall recognize the validity and contents of this Lease and the rights of the TENANT herein in the event of a foreclosure of such mortgage upon the interest of LANDLORD, as long as TENANT shall have faithfully performed all of the terms and covenants and conditions of this Lease, and shall not be in default under the terms of any such mortgage as aforesaid.

      Whether or not this Lease is subordinated to any mortgages, LANDLORD shall, within thirty (30) days of execution hereof, secure written agreements from each holder of the Loans recognizing this Lease, agreeing not to disturb TENANT's possession hereunder, and agreeing to and recognizing the prepayment of rental by TENANT hereunder and the option to purchase of TENANT hereunder.

ARTICLE 23. (CAPTIONS & HEADINGS). The captions and headings used herein are intended only for the convenience of the reference and are not to be used in constructing this instrument.

ARTICLE 24. (APPLICABLE LAW). This Lease shall be construed under the laws of the State of Ohio. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 25. (SUCCESSORS). This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon LANDLORD, its successors and assigns, and upon TENANT, its successors and permitted assigns.

ARTICLE 26. (SIGNAGE). TENANT may erect such signs in the Leased Premises as are permitted under law.

ARTICLE  27.  (NO  PARTNERSHIP).  Any  intention  to  create  a  joint  venture
or  partnership   relation  between  the  parties  hereto  is  hereby  expressly disclaimed.

ARTICLE 28. (ESTOPPEL). TENANT agrees that at any time, and from time to time at reasonable intervals, within ten (10) days after written request by LANDLORD, TENANT will execute, acknowledge and deliver to LANDLORD, LANDLORD'S mortgagee(s), or an assignee designated by LANDLORD, a writing ratifying this Lease and certifying:

            (i) that TENANT has entered into occupancy of the Leased Premises and the date of such entry if such is the case;

            (ii) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignment, modification, supplement or amendment, identifying the same),

      (iii) that this Lease represents the entire agreement between LANDLORD and TENANT as to the subject matter hereof (or if there has been any assignment, modification, supplement or amendment, identifying the same);

            (iv) the date of commencement and expiration of the term;

            (v) that all conditions under this Lease to be performed by LANDLORD have been satisfied (and, if not, what conditions remain unperformed);

            (vi) that to the knowledge of the signer of such writing, no default exists in the performance or observance of any covenant or condition in this Lease and there are no defenses or offsets of which the signer may have knowledge;

            (vii) that Minimum Annual Rent and all other rentals have been paid under this Lease.

ARTICLE 29.  (OPTION).

      A. Option. The LANDLORD hereby grants to the TENANT the exclusive and irrevocable option to purchase the Leased Premises subject to the terms of this Article 29.

      B. Price. The purchase price that TENANT shall pay to LANDLORD for the Leased Premises shall be an amount equal to the sum of the amounts of all principal outstanding and interest payable under the Bank Loan, State 166 Loan, and CDBG Loan described in Schedule 1 plus, unless otherwise agreed by the relevant State Authority funding the applicable Grant, the unamortized portion of any such Grant at the time of termination (each such Grant being treated as being amortized over ten (10) years on a straight line basis from the date of such Grant, such amount to be paid to LANDLORD or the City of Ironton, Ohio, as LANDLORD may direct), less the greater of (i) any amounts of cash on hand resulting from the Lease in the possession of LANDLORD at the time of the closing, and (ii) such amounts as should have been in LANDLORD's possession at such time in accordance with Schedules 1 and 2, in either case in excess of the product of the number of full lease years as have elapsed from the Commencement Date to the time of the closing and Twenty Five Thousand Dollars ($25,000.00).

      C. Term. The option hereby granted may be exercised at any time during the Initial Term after September 7, 1998 or during any Extension Term hereof, so long as this Lease is in full force and effect at such time, provided, however, that the closing hereunder shall not occur prior to the expiration of the second Lease Year of the term except as herein otherwise provided.

      D. Exercise of Option. The option hereby granted shall be exercised by written notice delivered to the Landlord at the address stated herein.
      E. Title. On the exercise by the TENANT of the option to purchase the Leased Premises, the LANDLORD agrees to convey good and marketable fee simple title to the Leased Premises free and clear of all liens, mortgages and other encumbrances and subject only to: (i) matters set forth on Exhibits A and C hereof, and (ii) encumbrances, restrictions, easements and other matters affecting title to the land which are created subsequent to the date of this Lease and approved at such time by the TENANT.

      F.  Closing.  The sale hereby contemplated will be consummated as follows:

      (i) Closing Date: The date of closing will be the date specified by the TENANT by written notice to the LANDLORD but no earlier than thirty (30) days after exercise of the option.

            (ii) Seller's Instruments: At closing, the LANDLORD will deliver or cause to be delivered to the TENANT a warranty deed covering the Leased Premises and such additional documents as shall be reasonably requested by the TENANT to consummate the purchase by the TENANT.

            (iii) Buyer's Instruments: At closing, the TENANT will deliver to the LANDLORD current funds in the amount of the purchase price of the Leased Premises and such additional documents as shall be reasonably requested by the LANDLORD to consummate the sale to the TENANT.

ARTICLE 30. (NOTICES). Any notice desired or required to be given under this Lease shall be sent postage prepaid, registered or certified mail, return receipt requested, as to LANDLORD: Lawrence County Economic Development Corporation, P.O. Box 488, South Point, Ohio 45680, and as to TENANT: Cabletron Systems, Inc., 35 Industrial Way, Rochester, New Hampshire 03867, Attention:
Contracts Department, with a copy to Michael D. Myerow, Esquire at 1000 Franklin Village Drive, Franklin, Massachusetts 02038, or at such other address as each party may from time to time designate in writing to the other.

ARTICLE 31. (TITLE & ZONING).

A. LANDLORD's Title Warranties. LANDLORD hereby covenants with TENANT and warrants and represents to TENANT that LANDLORD is the record owner of the land described in Exhibit A in fee simple absolute. LANDLORD further covenants with TENANT and also warrants and represents to TENANT as follows:

            (i) that the Leased Premises, and all right of TENANT hereunder are free and clear of all encumbrances and restrictions (whether contained in deeds, leases or other instruments or agreements) except those described in Exhibit C; and

      (ii) that this Lease is and shall remain prior to all other interests covering the Leased Premises, subject only to any mortgage to which this Lease may be subordinated in accordance with the terms of this Lease; and

      (iii) that LANDLORD and each person executing this Lease on behalf of LANDLORD (or in any representative capacity) have full right and lawful authority to execute this Lease; and

      (iv) that there is no legal impediment whether arising out of any matter described in Exhibit C, or out of any Building, zoning, fire, health, safety or (environmental protection law, or otherwise) to the construction and use of the Leased Premises for their intended purposes and in accordance with the provisions of this Lease, or to the exercise and enjoyment by TENANT of its rights and privileges under this Lease; and

      (v) that, as of the Commencement Date, LANDLORD shall have complied with all federal, state and local environment laws, ordinances and regulations applicable to the Leased Premises (as a Building rather than for any particular use), so that the business to be conducted by TENANT from the Leased Premises may be operated in a normal manner and without hindrance or molestation from any person or entity on account of any failure to comply with any of the same; and

      (vi) that LANDLORD will not make or enter into any agreement, or Lease which is inconsistent with any of TENANT's rights or privileges under this Lease.

      LANDLORD acknowledges that TENANT has relied on each of the foregoing covenants, warranties and representations in executing this Lease, and that each of the same is material.

     B. TENANT's Remedies. If any warranty or representation contained in this Article shall prove to be false, or if any change in applicable law shall have a material, and substantially adverse effect on TENANT's right to conduct a business in the Leased Premises, or if LANDLORD'S failure to perform any of its obligations under this Lease or any of its obligations to any governmental authority having jurisdiction over the Leased Premises shall prevent or materially adversely affect TENANT'S use and enjoyment of the Leased Premises or rights under this Lease, then, in any such case, TENANT shall have the right to terminate this Lease by written notice to LANDLORD sent at any time thereafter. TENANT's termination notice shall take effect on the sixtieth (60th) day after LANDLORD's receipt of the notice, unless the default or other condition justifying TENANT's termination has been cured or removed prior to that day, provided, however, that if LANDLORD shall have commenced any administrative and/or judicial proceeding during such sixty (60) day period, the objective of which is to contest any such change in law, or any order, decree, law or regulation preventing or affecting TENANT's use and enjoyment of the Leased Premises or the Common Facilities, as aforesaid, and if LANDLORD shall be diligently prosecuting any such proceedings in good faith, then said sixty (60) day period shall be extended through a final adjudication (not subject to further appeal) of any such proceedings. TENANT agrees to cooperate with LANDLORD and participate, without cost to TENANT, in all such aforementioned proceedings instituted by LANDLORD. The rent and other payments required of TENANT under this Lease for the sixty (60) day period (as such sixty (60) day period may be extended pursuant hereto) or the portion thereof ending with the date on which the default or condition shall be cured or removed) shall be abated in proportion to the extent of the injury to the business conducted in the Leased Premises at the beginning of the period, and LANDLORD shall refund all unearned rent and other charges paid in advance by TENANT.

     C. Title Certificate. Within five (5) days after execution hereof, LANDLORD shall deliver to TENANT at TENANT's expense, a current opinion, running to TENANT, of an attorney of a title insurance company (each reasonably acceptable to TENANT) setting forth the state of LANDLORD's title, which shall include, without limitation, all encumbrances and restrictions upon the Leased Premises and TENANT's rights hereunder as set forth in Exhibits A and C, and no others.

     D. Title Insurance. In addition to and without limiting any of LANDLORD's covenants, warranties and representations or any of TENANT's remedies under this
Article 30, LANDLORD's representative shall deliver to TENANT, contemporaneous with the execution of this Lease, a commitment for a leasehold title insurance policy, issued by a title insurance company reasonably satisfactory to TENANT, which commitment shall provide for the issuance to TENANT of a Leasehold title insurance policy insuring TENANT's Leasehold interest and TENANT's option to purchase granted hereof in the Leased Premises in the amount of Five Million Dollars ($5,000,000.00), in accordance with and subject only to matters described in Exhibits A and C hereto attached. The policy shall be issued within thirty (30) days of execution of this Lease. Upon issuance of such policy, TENANT shall reimburse LANDLORD for the premiums payable in connection therewith which are in excess of LANDLORD's title insurance costs shown in Schedule 1. Such excess premium shall be equal to approximately Four Thousand Twenty Dollars ($4,020.00).

ARTICLE 31. (ENTIRE AGREEMENT). This Lease and the Exhibits thereto constitute the full and complete agreement between the parties hereto and there are no other terms, obligations, covenants, representations, warranties or conditions other than contained herein.

     IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease to be signed, sealed and delivered as of the day first above written.


LANDLORD:  Lawrence County          TENANT:  Cabletron Systems, Inc.
           Development Economic
           Corporation



By: /s/ BILL DINGUS                   By: /s/ MICHAEL D. MYEROW
    Bill Dingus                           Michael D. Myerow
Its: President                        Its: Secretary


By: /s/ DON EDWARDS
    Don Edwards
Its: Treasurer